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                                   EXHIBIT 5
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                               February 14, 1995



Charter Medical Corporation
Suite 1400
3414 Peachtree Road, N.E.
Atlanta, GA  30326

Gentlemen:

      We have acted as counsel to Charter Medical Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 that will be filed by the Company on or about February 14, 1995 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to shares of the Company's Common Stock to be issued upon exercise of options granted under the Company's 1994 Stock Option Plan, 1994 Employee Stock Purchase Plan and amended Directors' Stock Option Plan and upon settlement of awards under the Company's Directors' Unit Award Plan (together, the "Plans").

      You have requested our opinion with respect to the legality of the shares of Common Stock to be issued upon exercise of options and settlements of awards granted under the Plans. We understand that our opinion will be attached as an Exhibit to the Registration Statement and that our opinion will be referred to in the Registration Statement. We consent to such use of our opinion.

      In rendering the opinion expressed in this letter, we have examined such documents as we have deemed appropriate, including the Plans, the forms of Stock Option Agreement, the Restated Certification of Incorporation of the Company, the By-laws of the Company, actions taken by the Board of Directors and stockholders of the Company in approving the Plans, and the Registration Statement. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals or, if submitted as photocopies, that they faithfully reproduce the originals, that all such documents have been or will be duly executed to the extent required and that representations and statements set forth in such documents are true and correct.

      Based upon the foregoing, we are of the opinion that the Plans have been duly adopted by all necessary corporate action on the part of the Company. We
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Charter Medical Corporation
February 14, 1995
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are also of the opinion that theshares of the Company's Common Stock to be issued upon exercise of options and settlements of awards granted under the Plans, when options or awards are exercised or settled in accordance with the applicable provisions of the Plans and the related, applicable Stock Option Agreements, will be duly and validly issued shares of Common Stock of the Company and will be fully paid and nonassessable.

                                   Sincerely,

                                   KING & SPALDING



                                   By:
                                      Robert W. Miller

RWM/dmh